Exhibit (n)

Consent of Independent Auditors

We have issued our report dated April 24, 2025, with respect to the statutory-basis financial statements of Universal Life Insurance Company as of and for the years ended December 31, 2024 and 2023, which is contained in the Prospectus and Statement of Additional Information contained in this Registration Statement. We consent to the use of the aforementioned report in the Prospectus and Statement of Additional Information contained in this Registration Statement and to the use of our name as it appears under the captions “Financial Statements” and “Report of Independent Auditors”.

/s/ Kevane Grant Thornton, LLP

San Juan, Puerto Rico

April 28, 2025.

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 27, 2025, with respect to the financial statements and financial highlights of Fortune V Separate Account as of and for the year ended December 31, 2024, which is contained in the Prospectus and Statement of Additional Information contained in this Registration Statement. We consent to the use of the aforementioned report in the Prospectus and Statement of Additional Information contained in this Registration Statement, and to the use of our name as it appears under the captions “Financial Statements” and “Independent Registered Public Accounting Firm”.

/s/ Kevane Grant Thornton, LLP

San Juan, Puerto Rico

April 28, 2025

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the 1933 Act Registration Statement (Form N-3 No. 333-259232) and Amendment No. 08 to the 1940 Act Registration Statement (Form N-3 No. 811-23698) and to the use of our report dated May 15, 2023, with respect to the statement of operations, changes in capital and surplus and other funds, and the related notes to the financial statements for the year ended December 31, 2022 of Universal Life Insurance Company for the registration of Fortune V Individual Flexible Purchase Payment Deferred Annuity Contracts.

/s/ Ernst & Young LLP

San Juan, Puerto Rico

April 28, 2025